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                                                                       Exhibit 5

                      [Katten Muchin & Zavis letterhead]



                                April 23, 1999



PLATINUM technology International, inc.
PLATINUM technology, inc.
PLATINUM technology IP, inc.
1815 South Meyers Road
Oakbrook Terrace, Illinois 60181

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel for PLATINUM technology International, inc., a Delaware corporation ("PLATINUM International"), PLATINUM technology, inc., a Delaware corporation, and PLATINUM technology IP, inc., a Delaware corporation (collectively, the "Companies"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration (the "Registration") of $56,750,000 aggregate principal amount of 6.25% convertible subordinated notes due 2002 issued by PLATINUM International (the "Notes") and an indeterminate number of shares of PLATINUM International's common stock, $.001 par value per share, issuable upon conversion of the Notes (the "Conversion Shares"). PLATINUM technology IP, inc. and PLATINUM technology, inc. are co-obligors on the Notes. The Notes and the Conversion Shares are to be offered and sold by certain selling holders (the "Selling Securityholders").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Companies. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Certificates of Incorporation of the Companies (c) the By-Laws of the Companies, (d) resolutions adopted by the Boards of Directors of the Companies, (e) the Indenture dated December 16, 1997 (the "Indenture"), between PLATINUM International and American National Bank and Trust Company of Chicago, as Trustee (the "Trustee"), relating to the Notes, (f) the Supplemental Indenture, dated as of December 31, 1998, among PLATINUM International, PLATINUM technology, inc., PLATINUM technology IP inc., and the Trustee, and (g) the form of Note attached as Exhibit A to the Indenture.

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     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that:

     (1) The Notes have been duly authorized by all requisite corporate action and are binding obligations of the Companies entitled to the benefits of the Indenture, except (i) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) as enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; (iii) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws; and (iv) that we express no opinion as to the waiver of the defense of usury; and

     (2) The Conversion Shares have been duly authorized and, when issued by PLATINUM International upon the conversion of Notes in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and non-assessable.

     Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                       Very truly yours,



                                       /s/ KATTEN MUCHIN & ZAVIS


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